UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2005

TYCO INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836

(Commission File Number)

Second Floor, 90 Pitts Bay Road

Pembroke, HM 08, Bermuda

(Address of Principal Executive Offices, including Zip Code)

441-292-8674

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material  Definitive Agreement

                On December 20, 2005, Tyco reached a definitive agreement to sell its Plastics, Adhesives and Ludlow Coated Products businesses to an affiliate of private investment firm Apollo Management, L.P. for $975 million in cash.  The net purchase price is subject to certain working capital and other operational adjustments. The transaction is also subject to regulatory approval, normal closing conditions and is expected to close during the first quarter of calendar year 2006.

                The Company previously reported in its 2005 annual report on Form 10-K that it was continually assessing the recoverability of the Plastics and Adhesives segment’s carrying value and had performed such assessment at September 30, 2005, based on estimated fair values at that date.  Further, the Company disclosed that it may incur an additional impairment based on the final sale price of the Plastics, Adhesives and Ludlow Coated Products businesses. Based on management’s continued assessment considering the cash price and potential working capital and other adjustments, Tyco expects to incur a pre-tax impairment and other charges in the range of $250-300 million in connection with the transaction.

                A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated by reference into this Item 1.01.

Item 9.01. Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.	Description

99.1	Press release issued December 20, 2005

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.
(Registrant)

	By:	/s/ Christopher J. Coughlin
Christopher J. Coughlin
Executive Vice President, and Chief
Financial Officer

Date: December 23, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued December 20, 2005